CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 23, 2008, relating to the financial statements and financial highlights which appears in the March 31, 2008 Annual Report to Shareholders of Columbia Short Term Municipal Bond Fund, Columbia California Intermediate Municipal Bond Fund, Columbia Georgia Intermediate Municipal Bond Fund, Columbia Maryland Intermediate Municipal Bond Fund, Columbia North Carolina Intermediate Municipal Bond Fund, Columbia South Carolina Intermediate Municipal Bond Fund, Columbia Virginia Intermediate Municipal Bond Fund, Columbia Asset Allocation Fund II, Columbia Total Return Bond Fund, Columbia Short Term Bond Fund, Columbia High Income Fund, Corporate Bond Portfolio, Mortgage-and Asset-Backed Portfolio, Columbia LifeGoal Growth Portfolio, Columbia LifeGoal Balanced Growth Portfolio, Columbia LifeGoal Income and Growth Portfolio, Columbia LifeGoal Income Portfolio, Columbia Masters Heritage Portfolio, Columbia Masters International Equity Portfolio, and Columbia Masters Global Equity Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 25, 2008